Eng. Felipe Estevan Samario Nino

&

Nano Labs Corp.

Services Agreement

THIS AGREEMENT is among Nano Labs Corp. (currently operating as Nano Labs), a corporation organized under the laws of the State of Colorado whose business address 615 Griswold Street, Suite 1715, Detroit , Michigan, USA (hereinafter referred to as the "Company"); Eng Felipe Estevan Samario Nino address, Calle Oriente 164 No, 310-2, Colonia Moctezuma 2a sección, CP 15530, Venustiano Carranza Mexico DF.

Mexico- hereinafter referred to as the "Consultant".

WHEREAS, the Service agreement is in the business of assisting public companies in strategic business Research and Development of Nano Coatings technology planning, marketing, business development, communication and public relations services designed to make the public knowledgeable about the benefits of the Company; and

WHEREAS, the Consultant may, during the period of time covered by this Agreement, present to the Company one or more plans of public relations to utilize other business entities to achieve the Company's goals of making the public knowledgeable about the benefits of the company and Nano technology ownership in the Company; and

WHEREAS, the Company recognizes that the Consultant is not in the business of stock brokerage, investment advice, activities which require registration under either the Securities Act of 1933 (hereinafter "the Act") or the Securities and Exchange Act of 1934 (hereinafter "the Exchange Act"), underwriting, banking.

WHEREAS, the parties agree, after having a complete understanding of the services desired and the services to be provided, that the Company desires to retain Consultant to provide such assistance through its services for the Company, and the Consultant is willing to provide such services to the Company;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. DUTIES AND INVOLVEMENT.

The Company hereby engages Consultant to provide one or more plans, and for coordination in executing the agreed-upon plan, for Research and development services as agreed by both parties. The plan may include, but not by way of limitation, the following services: consulting with the Company's management concerning Research and development of Nano Coatings technology, surveys, strategic business planning, conducting due diligence meetings, attendance at conventions and trade shows, assistance in the preparation and dissemination of press releases and stockholder communications, consulting of mergers and / or joint ventures with companies and / or distributors, review and assistance in creating and / or updating a business plan, review and advise on the research structures for the Company, propose patent counsel legal attorney to , assist in the development of Nano coatings, paint , anti graffiti, construction fire proof coatings and paint, an acquisition profile and structure, recommend alternatives and sources, and consult on corporate and/or investment issues. In addition, these services may include production of a corporate brand, profile, website and website material, fact sheets, PowerPoint presentations, sales materials as may be required from time to time, personnel consultant services, propose technology analysts and / or newsletter, conferences, seminars and international tours, including, but not by way of limitation, due diligence meetings, investor and trade and institutional conferences, printed media advertising design, newsletter production, broker solicitation campaigns, electronic public relations campaigns, placement in investment publications and press releases. This agreement is limited to the United States and Canada. A further description of the services which may be included in the plan as described above is attached hereto as Addendum A and included herein as if fully set out.

2. RELATIONSHIP AMONG THE PARTIES.

Consultant acknowledges that he is an officer or agent of the Company, he is and will be responsible for any management decisions on behalf of the Company, and may not commit the Company to any action without Board of Director approval. The Company represents that the consultant does have, through stock ownership or otherwise, the power either to control the Company, or to exercise any dominating influences over its management.

Consultant understands and acknowledges that this Agreement shall create or imply a relationship among the parties, and Consultant will not commit the Company in any manner except when a commitment has been specifically authorized in writing by the Company and Board of Directors. The Company and the Consultant agree that the relationship among the parties shall be that of independent contractor.

3. EFFECTIVE DATE, TERM AND TERMINATION.

This Agreement shall be effective on January 1st, 2013 and will continue until January 1st, 2014 or until the document, Acknowledgment of Completion of Services, provided in Addendum B is completed. This Agreement can only be modified if mutually agreeable and in writing.

4. OPTION TO RENEW AND EXTEND.

Company may renew this Agreement on the same terms by providing written notice to Consultant at any time prior to the expiration hereof.

5. COMPENSATION AND PAYMENT OF EXPENSES.

In consideration for the Services provided by the Consultant the Company agrees to compensate the Consultant as follows;

Fee payable with $5,000 usd in cash or stock of the Company Stock in the name (s) designated by the Consultant.

The fee will be provided in equal payments. The payment is due the first day of the month within 10 days of the signing of this Agreement.

The Company shall have no other obligation to Consultant for payment, excepting the obligation for additional compensation as contained herein.

Company agrees to pay for all costs and expenses incurred associated with its employees' working with the Consultant and its representatives, including lodging, meals, and travel as necessary. All other expenses, as contained in Addendum A, for the fulfillment of this Agreement shall be borne by the parties as outlined below, including third parties engaged by it in connection with the performance of the services provided for herein must be approved by the Board of Directors. Operating budget(s) are to be determined and agreed upon in writing by the Company and the Company agrees to pay for all costs and expenses and agreed upon.

In the event that the Company extends this Consulting Agreement for more than the specified 3 years from the date of execution, the Consultant will be entitled to additional compensation which will be outlined in a separate contract.

6. SERVICES NOT EXCLUSIVE.

Consultant shall devote such of its time and effort necessary to the discharge of its duties hereunder. The Company acknowledges that Consultant is not engaged in other business activities, and that it will not continue such business activities that compete with the company during the term of this Agreement. Consultant shall be restricted from engaging in other business activities during the term of this Agreement that do not compete with Nano Labs Corp interest in the Nano Technology field unless agreed upon by both parties.

7. CONFIDENTIALITY.

Consultant acknowledges that it may have access to confidential information regarding the Company and its business. Consultant agrees that it will not, during or subsequent to the term of this Agreement, divulge, furnish or make accessible to any person (other than with the written permission of the Company) any knowledge or information or plans of the Company with respect to the Company or its business, including, but not by way of limitation, the products of the Company, whether in the concept or development stage, or being marketed by the Company on the effective date of this Agreement or during the term hereof.

8. COVENANT NOT TO COMPETE.

During the term of this Agreement, Consultant warrants, represents and agrees that it will not directly participate in the information developed for and by the Company, and will not compete directly with the Company in the Company's primary industry or related fields for a period of 3 years.

9. INDEMNIFICATION.

Company agrees to indemnify and hold harmless the Consultant and its respective agents and employees, against any losses, claims, damages or liabilities, joint or several, to which either party, or any such other person, may become subject, insofar as such losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the company communication material including but not limited to press releases, investor communication, website material, brochures, fact sheets, presentations, and / or filings, registration statement, any preliminary prospectus, the prospectus, or any amendment or supplement thereto; or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; and will reimburse the Consultant, or any such other person, for

any legal or other expenses reasonably incurred by the Consultant, or any such other person, in connection with investigation or defending any such loss, claim, damage, liability, or action, suit or proceeding.

10. MISCELLANEOUS PROVISIONS

Section a Time. Time is of the essence of this Agreement.

Section b Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

Section c Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday or a legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday or legal holiday.

Section d Titles and Captions. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

Section e Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

Section f Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section g Good Faith, Cooperation and Due Diligence. The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement. All promises and covenants are mutual and dependent.

Section h Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

Section i Assignment. This Agreement may not be assigned by either party hereto without the written consent of the other, but shall be binding upon the successors of the parties.

Section j Arbitration. i. If a dispute arises out of or relates to this Agreement, or the breach thereof, and if said dispute cannot be settled through direct discussion, the parties agree to first endeavor to settle the dispute in an amicable manner by mediation under the Mediation Rules of the United States Arbitration Association before resorting to arbitration. Thereafter, any unresolved controversy or claim arising out of or relating to this Agreement or a breach thereof shall be settled by arbitration in accordance with the rules of the United States Arbitration Association, and judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof. ii. Any provisional remedy, which would be available from a court of law, shall be available to the parties to this Agreement from the Arbitrator pending arbitration. iii. The situs of the arbitration shall be Detroit Michigan. iv. In the event that a dispute results in arbitration, the parties agree that the prevailing party shall be entitled to reasonable attorney's fees to be fixed by the arbitrator.

Section k Notices. All notices required or permitted to be given under this Agreement shall be given in writing and shall be delivered, either personally or by express delivery service, to the party to be notified. Notice to each party shall be deemed to have been duly given upon delivery, personally or by courier (such as Federal Express or similar express delivery service), addressed to the attention of the officer at the address set forth heretofore, or to such other officer or addresses as either party may designate, upon at least ten (10) days' written notice, to the other party.

Section l Governing law. The Agreement shall be construed by and enforced in accordance with the laws of the State of Michigan.

Section m Entire agreement. This Agreement contains the entire understanding and agreement among the parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by all parties.

Section n Waiver. A delay or failure by any party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

Section o Counterparts. This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. In the event that the document is signed by one party and faxed to another the parties agree that a faxed signature shall be binding upon the parties to this agreement as though the signature was an original.

Section p Successors. The provisions of this Agreement shall be binding upon all parties, their successors and assigns.

Section q Counsel. The parties expressly acknowledge that each has been advised to seek separate counsel for advice in this matter and has been given a reasonable opportunity to do so.

Section r Monies. All monies are in United States Dollars (USD).

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement to be effective as of the day and year provided herein.

COMPANY:

Nano Labs Corp.

Bernardo Camacho

By: ______________________

CEO, President

CONSULTANT:

Eng. Felipe Estevan Samario Niño.

By: ______________________

____

Date: January 1st, 2013

ADDENDUM A

NOTE: The following elements will be incorporated. The exact details of the work below is To Be completed by the consultant.

WEB CORPORATE PROFILE AND FACT SHEET

A "five-page", Company website / corporate profile will be created and a "two-page" company fact sheet / landing page, each highlighting the Company and the benefits of the Company's. These pieces are for dissemination to prospective investors, and may also be targeted to stock analysts and newsletter editors. Consultant's services include creative writing, artwork, layout and design and printing. Materials updated as applicable during the course of the campaign.

PRESS RELEASES

Company press releases will be drafted for review and approval of the Company. The Consultant will propose a newswire dissemination service and the dissemination of the press releases will be the responsibility of a duly recognized officer of the Company.

RESEARCH AND DEVELOPMENT.

Dr Felipe will be responsible for Nano Coating research and development of paints and coatings for all applications. Dr Felipe will also help identify business opportunities available in the list of publications in Annex C attached in which Dr Felipe has worked on over the past 20 years as a paint researcher. The company will have the opportunity to purchase any of the agreed upon publications to purse patents and commercialization. The parts agree to pay the sum of 1 million shares per publication and assignment of the patent once the patent has been filed and agreed upon by both parties.

Filipe will develop Nano Coatings and paint which are fire proof, water resistant, self cleaning, have thermal conductivity , construction benefits, anti graffiti and will be patented and assigbed to the company.

WEB CONFERENCES (TBD)

WEB CONFERENCES: Opportunities for Company exposure before large audiences of qualified investors will be provided via the web. These web conferences provide executives of participating companies with unique forums for making personal contact with investors and presenting the benefits of their companies.

ADDENDUM B

Acknowledgment of Services

In consideration of the attached Agreement between Nano Labs Corp. (currently operating as Nano Labs), a corporation organized under the laws of the State of Colorado whose address is 615 Griswold Street, Suite 1745, Detroit, Michigan, USA (hereinafter referred to as the "Company"); Eng. Felipe Estevan Samario Niño, Calle Oriente 164 No, 310-2, Colonia Moctezuma 2a sección, CP 15530, Venustiano Carranza Mexico DF. This document, signed by a duly authorized official of the Company, indicates that the goods and/or services supplied and charged for by the Consultants, will meet the requirements of the Agreement once the patents have been filed and transfer of technologies and production know how are completed and herein completes the work and any further responsibility of the Consultant to the Company.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first set forth above.

COMPANY:

Nano Labs Corp
Bernardo Camacho

By: ____________________

CEO, President

CONSULTANT:

Eng. Felipe Estevan Samario Nino

By: ____________________

____________,

Date: January 1st, 2013